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                                  EXHIBIT 3(B)

                           AMENDED AND RESTATED BYLAWS
                                       OF
                           UNION PLANTERS CORPORATION


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                                                                    EXHIBIT 3(B)

                           AMENDED AND RESTATED BYLAWS

                                       OF

                           UNION PLANTERS CORPORATION
                            (A TENNESSEE CORPORATION)

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                                    ARTICLE I
                            MEETINGS OF SHAREHOLDERS

         SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders of the Corporation for the election of Directors and for the transaction of such other business as may come before the meeting shall be held on the third Thursday in April of each year if not a legal holiday, and if a legal holiday, at such time as shall be designated by the Board. If the annual meeting shall not be held on the day hereinabove provided for, the Board shall call a special meeting for the election of Directors as soon thereafter as convenient, and in any event not later than 30 days after said day.

         SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders, unless otherwise prescribed by law, may be called for any purpose or purposes whatsoever at any time by the Chairman of the Board, the President, the Secretary or the holders of not less than one tenth (1/10) of the shares entitled to vote at such meeting.

         SECTION 3. NOTICE OF MEETING; WAIVER OF NOTICE. Written or printed notice stating the place, day, hour, purpose or purposes for which the meeting is called and the person or persons calling the meeting shall be delivered either personally or by mail or at the direction of the Chairman of the Board, the President, the Secretary or other person or persons calling the meeting to each shareholder entitled to vote at the meeting. If mailed, such notice shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting and shall be deemed to be delivered when deposited in the United States Mail addressed to the shareholder at his address as it appears on the stock transfer records of the Corporation, with postage thereon prepaid. If delivered personally, such notice shall be delivered not less than five (5) nor more than sixty (60) days before the date of the meeting and shall be deemed delivered when actually received by the shareholder. A certificate of the Secretary or other person giving the notice, or of a transfer agent of the Corporation, that the notice required by this Section has been given, in the absence of fraud, shall be prima facie evidence of the facts therein stated. Whenever the shareholders of this Corporation are authorized to take any action after notice or after the lapse of a prescribed period of time, such action may be taken without notice and without the lapse of such period of time, if at any time before or after such action is completed each shareholder entitled to such notice or entitled to participate in the action to be taken, (or his attorney-in-fact or proxy holder), shall submit a signed waiver of notice of such requirement. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment the Board shall fix a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to vote at the meeting.

         SECTION 4. PLACE OF MEETINGS. Meetings of the shareholders may be held at such place, either within or without the State of Tennessee, as may be set by the Board. If the Board shall fail to set the place of the meeting, the meeting shall be held at the principal office of the Corporation.

         SECTION 5. QUORUM. At all meetings of the shareholders, the holders of a majority of the shares of stock of the Corporation entitled to vote, present in person or by proxy, shall constitute a quorum for the transaction of any business, except as otherwise provided by statute or by the Charter or these Bylaws. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any of those present. A meeting may be adjourned despite the absence of a quorum. The absence from any meeting of holders of the number of shares of stock of the Corporation in excess of a majority thereof which may be required by the laws of the State of Tennessee or other applicable statute, the Charter, or these Bylaws, for action upon any given matter, shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, holders of the number of shares of stock of the Corporation required for action in respect of such other matter or matters.


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         SECTION 6.        ORGANIZATION. At each meeting of the shareholders,
the Chairman of the Board or in his absence or inability to act, the Vice chairman, or in the absence or inability to act of the Chairman of the Board and the Vice Chairman, the President, shall act as Chairman of the meeting. The Secretary, or in his absence or inability to act, any person appointed by the Chairman of the meeting shall act as Secretary of the meeting and keep the minutes thereof.

         SECTION 7. ORDER OF BUSINESS. The order of business at all meetings of the shareholders shall be as determined by the Chairman of the meeting.

         SECTION 8.        VOTING; CONSENT OF SHAREHOLDERS IN LIEU OF MEETING.
Except as otherwise provided by statute or the Charter, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the shareholders to one vote upon each matter submitted to a vote for every share of such stock standing in his name on the record of shareholders of the Corporation:

                  (a)      On the date fixed by the Board in accordance with
         Section 6 of Article VI hereof as the record date for the determination of the shareholders who shall be entitled to notice of and to vote at such meeting; or

                  (b) If such record date shall not have been fixed for the determination of shareholders entitled to notice of or entitled to vote at a meeting of shareholders, the date on which notice of the meeting is mailed shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

         Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven
(11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable prior to its use at the pleasure of the shareholder executing it, except as otherwise provided in this Section or by law. The authority of the holder of a proxy to act shall not be revoked by the incompetence or the death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or the death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or written notice of such death is received by the corporate officer responsible for maintaining the list of shareholders. A proxy authorized by a shareholder which is entitled "irrevocable proxy" and which states it is irrevocable is irrevocable when it is held by one of the following or a nominee of any of the following:

                  (a)      a pledge;

                  (b) a person who has purchased or agreed to purchase the shares;

                  (c) a person designated by or under an agreement comporting with the law.

         Notwithstanding a provision in a proxy stating that it is irrevocable, the proxy becomes revocable after the pledge is redeemed or such agreement has terminated.

         A proxy may be revoked notwithstanding a provision making it irrevocable, by a purchaser of shares without knowledge of the existence of the provision unless the existence of the proxy and its irrevocability is noted conspicuously on the face or back of the certificate representing such shares.

         Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by all of the persons or entities entitled to vote thereon.

         If a vote shall be taken on any question, then unless required by statute, or determined by the Chairman of the meeting to be advisable, any such vote need not be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

         SECTION 9. LIST OF SHAREHOLDERS. A list of shareholders of the Corporation as of the record date, certified by the officer responsible for the preparation or by the Corporation's transfer agent, shall be open for inspection at any meeting of the shareholders. If the right to vote at any meeting is challenged, the Chairman of the meeting may rely on such list as evidence of the right of the persons challenged to vote at such meeting.

         SECTION 10. INSPECTORS OF ELECTION. The Board may, in advance of any meeting of shareholders, appoint two or more inspectors to act at such meeting or at any adjournment thereof. If the inspectors shall not be so appointed, or if any of them shall fail to appear or act,


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the Chairman of the meeting may, and on request of any shareholder entitled to vote thereat shall, appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the Chairman of the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them, and shall execute a certificate of the facts found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be shareholders of the Corporation.

         SECTION 11. EXAMINATION OF CORPORATE RECORDS BY SHAREHOLDERS. Any person who shall have been a shareholder of record for at least six (6) months immediately preceding his demand, or who shall be the holder of record of at least five percent (5%) of all of the outstanding shares of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person, or by agent or attorney, at any reasonable time or times, for any proper purpose, the Corporation's books and records of account and the minutes and records of meetings of shareholders, the Board and the Committees of the Board, and to make extracts therefrom. Notwithstanding the foregoing, upon proof of proper purpose by a shareholder of the Corporation, irrespective of the period of time during which such shareholder shall have been a shareholder of record and irrespective of the percentage of outstanding shares held by him, a court having equity jurisdiction in Shelby County, Tennessee, may compel the production for examination by such shareholder of the books, documents and records of the Corporation. By resolution, the Board may adopt further policies in respect of the right of the shareholders of the Corporation to inspect said books and records provided that said policies shall not be more restrictive than the provisions of applicable law at the time.

                                   ARTICLE II
                               BOARD OF DIRECTORS

         SECTION 1. GENERAL POWERS. Except as otherwise provided by law or by the Charter, the business and affairs of the Corporation shall be managed by the Board of Directors. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the charter directed or required to be exercised or done by the shareholders.

         SECTION 2. NUMBER, CLASSIFICATION, ELECTION, ETC. The number of directors of the corporation shall not be more than thirteen (13) and, pursuant to Article NINTH of the Amended and Restated Charter of the Corporation, shall be divided into three classes as equally as possible and designated Class I, Class II and Class III as follows:

         Class I shall consist of directors elected to hold office for a term expiring at the 2000 Annual Meeting of Shareholders at which their respective successors are to be elected for a term expiring at the 2003 Annual Meeting; and

         Class II shall consist of directors elected to hold office for a term expiring at the 2001 Annual Meeting of Shareholders at which their respective successors are to be elected for a term expiring at the 2004 Annual Meeting; and

         Class III shall consist of directors elected to hold office for a term expiring at the 2002 Annual Meeting of Shareholders at which their respective successors are to be elected for a term expiring at the 2005 Annual Meeting.

         Thereafter, each class of directors shall be elected to hold office for terms expiring on the third annual meeting succeeding the annual meeting at which they were last elected. The successor to any director who shall have been elected by the directors to fill a vacancy on the Board shall serve only until the next annual meeting of shareholders for a term expiring at the same time as the terms of the other members of the same class. Notwithstanding the foregoing, any director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the Board shall have been abolished by action taken to reduce the size of the Board prior to said meeting. No amendment of the Bylaws decreasing the number of directors shall have the effect of shortening the term of any director. All directors shall be at least 21 years of age. Except as to persons who were Directors on February 21, 1985, mandatory retirement is established at age 70, to be effective at the regular Annual Shareholders Meeting following the 70th birthday; provided, however, a Director who is elected to the Board in connection with an acquisition by the Corporation and is 70 years of age or reaches his 70th birthday during said initial term as a member of the Board shall serve until the expiration of the term of the Class in which he was elected. Directors need not be shareholders of the Corporation nor need they be residents of Tennessee. Except as otherwise provided by law or by Charter, the directors shall be elected by written ballot at annual meetings of shareholders. Article NINTH of the Corporation's Charter, as amended by the shareholders on April 16, 1981, provides that


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the number of directors of the Corporation shall be as provided in these Bylaws from time to time but shall not be less that 7 nor more than 25 and establishes guidelines for increasing the number of directors by amendment of the Bylaws by two-thirds vote of the directors then in office.

         SECTION 3. PLACE OF MEETING. Regular meetings of the Board shall be held at such place within or without the State of Tennessee as the Board may from time to time determine. Special meetings may be held at such place in Shelby County, Tennessee, as may be determined by the person calling said meeting. In all cases the place of the meeting shall be specified in the notice thereof.

         SECTION 4. ORGANIZATION MEETING. The Board of Directors shall meet for the purpose of organization, the election of officers, and the transaction of other business as soon as practicable after each annual meeting of the shareholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given if held at said time and place. Such meeting may be held at any other time or place (within or without the State of Tennessee) which shall be specified in a notice thereof given as hereinafter provided in Section 7 of this ARTICLE II.

         SECTION 5. REGULAR MEETINGS. Regular meetings of the Board of Directors of this Corporation shall be held on the third Thursday of each meeting month at 1:00 p.m., in the Fourth Floor Executive Conference Room, Union Planters Administrative Center, 7130 Goodlett Farms Parkway, Memphis, Tennessee. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which otherwise would be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board need not be given except as otherwise required by law.

         SECTION 6. SPECIAL MEETINGS. Special meetings of the Board may be called by the Chairman of the Board, the President, Executive Vice President, the Secretary or any three or more Directors of the Corporation.

         SECTION 7. NOTICE OF MEETINGS. Notice of each special meeting of the Board (and of each regular meeting for which notice shall be required) shall be given by the Secretary or by or under the supervision of the persons calling the meeting as hereinafter provided in this Section 7, in which notice shall be stated the time and place of the meeting. Notice of each such meeting shall be delivered to each director, either personally or by telephone, telegraph, cable or other method of communication, at least 24 hours before the time at which such meeting is to be held, or by first-class mail, postage prepaid, addressed to him at his residence or usual place of business, and deposited in the mail at least two days before the day on which the meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting (other than for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened). Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Board, need be specified in the notice or waiver of notice of such meeting unless otherwise required by law of the Bylaws.

         SECTION 8. QUORUM AND MANNER OF ACTING. A majority of the entire Board shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and except as otherwise expressly required by the Charter, these Bylaws or any applicable statute, the act of a majority of the directors present at any meeting at which a quorum is present shall be act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat may adjourn such meeting to another time and place until a quorum shall be present thereat. Notice of the time and place of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

         SECTION 9. ORGANIZATION. At each meeting of the Board, the Chairman of the Board, or, in his absence or inability to act, the Vice Chairman, or, in his absence or inability to act, the President, or in his absence or inability to act, another director chosen by a majority of the directors present shall act as Chairman of the meeting and preside thereat. The Secretary or, in his absence or inability to act, any person appointed by the Chairman shall act as Secretary of the meeting and keep the minutes thereof.

         SECTION 10. RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Board or to the Chairman of the Board, the Vice Chairman or to the President or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 11. VACANCIES. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any reason, without cause or for cause, may be filled by the shareholders or by the Board of Directors. If the


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number of Directors remaining in office constitutes fewer than a quorum, then the vacancy may be filled by a vote of the majority of those Directors then in office. No person who has attained the age of seventy (70) years shall be appointed to fill any vacancy.

         SECTION 12. REMOVAL OF DIRECTORS. Any or all of the directors of the Corporation may be removed with or without cause by vote of the holders of sixty-six and two-thirds percent (66 2/3%) or more of the outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors.

         SECTION 13. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting on written consent, setting forth the action so taken, signed by all of the directors entitled to vote thereon. The instrument of consent shall be filed with the minutes of the proceedings of the Board of Directors.

                                   ARTICLE III
                         EXECUTIVE AND OTHER COMMITTEES

         SECTION 1. EXECUTIVE COMMITTEE. The Board may, by resolution adopted by a majority of the entire Board, designate an Executive Committee consisting of five (5) or more of the directors of the Corporation, which Committee shall have and may exercise all of the authority of the Board of Directors with respect to all matters other than:

         (a)      The adoption, amendment or repeal of any Bylaw;

         (b) The submission to shareholders of any action requiring shareholders' authorization;

         (c) The filling of vacancies in the Board of Directors or in any committee thereof;

         (d) The declaration of dividends or making of other corporate distributions;

         (e) The issuance of Common Stock, Preferred Stock or any other obligation of the Corporation exchangeable for or convertible into its capital stock of any class or any warrant, right or option to acquire the same; or

         (f) The removal or replacement of any officer elected by the Board or appointed by the Chairman of the Board or President pursuant to authority conferred upon them or either of them by the Board.

         The Board may designate one or more directors as alternate members of the Executive Committee, who may replace any absent member or members at any meeting of such committee. The Executive Committee shall serve at the pleasure of the Board. The Executive Committee shall keep written minutes of its proceedings and shall report such minutes to the Board. All such proceedings shall be subject to revision or alteration by the Board; provided, however, that third parties shall not be prejudiced by such revision or alteration.

         SECTION 2. OTHER COMMITTEES. The Board may, by resolution adopted by a majority of the entire Board, designate other Committees, each consisting of three or more of the directors of the Corporation, which Committees, except as otherwise proscribed by statute, shall have and may exercise the authority of the Board to the extent that such authority shall be conferred by resolutions designating such Committee or Committees adopted by vote of a majority of the entire Board.

         SECTION 3. GENERAL. A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. In the absence or disqualification of any member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place and stead of any such absent or disqualified member. In determining the existence of a quorum, the Secretary of the Corporation shall not be counted unless he shall be a director of the Corporation and shall have been duly appointed as a member of such committee. The Board shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority or power of the Board in the management of the business or affairs of the Corporation.


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                                   ARTICLE IV
                                    OFFICERS

         SECTION 1. NUMBER AND QUALIFICATIONS. The officers of the Corporation shall include the Chairman of the Board, the Vice Chairman, the President, one or more Executive Vice Presidents, one or more Vice Presidents, the Treasurer and the Secretary. Any two or more offices may be held by the same person, except the offices of President and Secretary. Such officers shall be elected by the Board of Directors each year at the organizational meeting held after the Annual Meeting of shareholders, each to hold office until the meeting of the Board following the next Annual Meeting of the shareholders and until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned or have been removed in the manner provided by law and these Bylaws. The Board may from time to time elect, or delegate to the Chairman of the Board the power to appoint such other officers (including one or more Assistant Vice Presidents, one or more Assistant Treasurers, and one or more Assistant Secretaries) and such agents, as may be necessary or desirable to carry on the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.

         SECTION 2. RESIGNATIONS. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board, the Chairman of the Board, the Vice Chairman, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 3. REMOVAL. Any officer or agent of the Corporation may be removed, either with or without cause, at any time, by the vote of the majority of the entire Board at any meeting of the Board, or, except in the case of an officer or agent elected or appointed by the Board, by the Chairman of the Board or the President.

         SECTION 4. VACANCIES. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled by the Board at any regular or special meeting for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these Bylaws for the regular election or appointment to such office.

         SECTION 5. THE CHAIRMAN. The Chairman of the Board shall be the Chief Executive Officer of the Corporation and shall have the general and active management of the business of the Corporation and shall have general and active supervision and direction over the business and affairs of the Corporation and over its several officers, agents and employees, subject, however, to the control of the Board. He shall, if present, preside at each meeting of the Shareholders and of the Board. He shall perform all duties incident to the office of the Chairman of the Board and such other duties as may, from time to time, be assigned to him by the Board. The Chairman of the Board shall be authorized to do or cause to be done all things appropriate, including preparation, execution and filing of any Registration Statements or other documents to effectuate the registration of the Corporation's securities (when necessary or desirable) with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, and to effectuate the registration of the Corporation's securities as may be necessary or desirable pursuant to the securities laws of any state. The Chairman is also authorized to execute and cause to be filed on behalf of the Corporation any reports which may be required by the securities laws or other laws of the United States or of any state pursuant to any regulations adopted with respect thereto.

         SECTION 5(A). THE VICE CHAIRMAN. The Vice Chairman shall have those duties assigned to him by the Chairman or the Board. In the case of the absence of the Chairman or his inability to act, the Vice Chairman shall perform the duties of the Chairman, and when so acting shall have all of the powers of, and be subject to all the restrictions upon, the Chairman.

         SECTION 6. THE PRESIDENT. The President shall have general and active supervision and direction over the other officers, agents and employees and shall see that their duties are properly performed, subject, however, to the control of the Board. Concurrently with the Chairman of the Board, the President is hereby authorized to do or cause to be done all things appropriate, including preparation, execution and filing of the registration of the Corporation's securities (when necessary or desirable) with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, and to effectuate registration of the Corporation's Securities as may be necessary or desirable pursuant to the securities laws of any state. The President is also authorized to execute and cause to be filed on behalf of the Corporation any reports which may be required by the securities laws or other laws of the United States or any state or pursuant to any regulations adopted with respect thereto. In the case of the absence of the Chairman of the Board and the Vice Chairman or their inability to act, the President shall perform the duties of the Chairman of the Board, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board. He shall perform all duties incident to the office of the Chairman of the Board and such other duties as, from time to time, may be assigned to him by the Board or these Bylaws.


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         SECTION 7.        EXECUTIVE VICE-PRESIDENT. At the request of the
Chairman of the Board, the Vice Chairman and the President, or in the case of their absence or inability to act, the Executive Vice-President shall perform the duties of the Chairman of the Board, the Vice Chairman and the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board, the Vice Chairman and the President. The Executive Vice-President shall perform all duties incident to the office of Executive Vice-President and such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board, the Vice Chairman, the President, or by these Bylaws. One Executive Vice-President shall be the chief financial officer of the Corporation.

         SECTION 8. VICE PRESIDENTS. Each Vice-President shall perform all such duties as from time to time may be assigned to him by the Board, the Chairman of the Board, the Vice Chairman or the President. Vice-Presidents shall have seniority based upon length of service as Vice-President. Unless the Board shall otherwise provide, the Senior Vice-President shall perform the duties of the Executive Vice-President in case of his absence or inability to act, or if an Executive Vice-President shall not have been appointed by the Board.

        SECTION 9.         THE TREASURER.  The Treasurer shall:

         (a) Have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

         (b) Keep full and accurate records of receipts and disbursements in books belonging to the Corporation.

         (c) Cause all monies and other valuables to be deposited to the credit of the Corporation;

         (d) Receive, and give receipts for, monies due and payable to the Corporation from any source whatsoever;

         (e) Disburse the funds of the Corporation and supervise the investment of its funds as ordered or authorized by the proper vouchers therefor; and

         (f) In general, perform all the duties incident to the office of Treasurer, and such other duties as from time to time may be assigned to him by the Board, the President, the Vice Chairman or the Chairman of the Board.

        SECTION 10.        THE SECRETARY.  THE SECRETARY SHALL:

         (a) Keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board, the committees of the Board and the shareholders;

         (b) See that all notices are duly given in accordance with the provisions of these Bylaws and as required by law;

         (c) Be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be facsimile as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

         (d) See that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed;

         (e) In general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board, the Vice Chairman or the President.

         SECTION 11. OFFICERS' BOND OR OTHER SECURITY. If required by the Board, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board may require.

                                    ARTICLE V
                                 INDEMNIFICATION

         The Corporation does hereby indemnify its directors and officers to the fullest extent permitted by the laws of the State of Tennessee and by Article TWELVE of its Charter. The Corporation may indemnify any other person to the extent permitted by the Charter and by applicable law.


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                                   ARTICLE VI
                                  SHARES, ETC.

         SECTION 1. STOCK CERTIFICATES. Each shareholder of the Corporation shall be entitled upon request to have a certificate in such form conforming to law as shall be approved by the Board, representing the number of shares of stock of the Corporation owned by him. The certificates representing shares of stock shall be signed in the name of the Corporation by the Chairman of the Board or the President or a Vice-President or an Assistant Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Corporation (which seal may be a facsimile engraved or printed); provided, however, that where any such certificate is countersigned by a transfer agent and/or a registrar (other than the Corporation or one of its employees), the signatures of the Chairman of the Board, President, Vice-President, Secretary, or Treasurer upon such certificates may be facsimiles, engraved or printed. In case any officer who shall have signed such certificate shall have ceased to be such officer before such certificates shall be issued, they may nevertheless be issued by the Corporation with the same effect as if such officer were still in office at the date of their issue.

         SECTION 2. BOOKS OF ACCOUNT AND RECORD OF SHAREHOLDERS. There shall be kept correct and complete books and records of account, minutes of the proceedings of its shareholders, Board of Directors and the committees of the Board, and of all the business and transactions of the Corporation. There shall also be kept at the office of its transfer agent or at both, a record containing the names and addresses of all shareholders of the Corporation, the number of shares of stock held by each, and the dates when they became the owners of record thereof. Such shareholder records may be in written form, on magnetic tape, disk pack storage, or in any other form capable of being converted into written form within a reasonable time for visual inspection.

         SECTION 3. TRANSFERS OF SHARES. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all applicable taxes with respect to the transfer. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of shareholders as the owner of such shares or shares for all purposes, including, without limitation, the right to receive dividends or other distributions, and to vote as such owner, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person. Whenever any transfers of shares shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary or to such transfer agent or transfer clerk, such facts shall be stated in the entry of the transfer.

         SECTION 4. REGULATIONS. The Board may make such additional rules and regulations, not inconsistent with applicable law, the Charter or these Bylaws, as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of stock of the Corporation. It may appoint one or more transfer agents or one or more transfer clerks and one or more registrars, and may require all certificates for shares of stock to bear the signature or signatures of any of them.

         SECTION 5. LOST, DESTROYED OR MUTILATED CERTIFICATES. The holder of any certificate(s) representing shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate(s), and the corporation may issue a new certificate or certificates of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated. As a condition precedent to the issuance of replacement certificates, such owner or his legal representative as principal shall give to the Corporation a bond with "open" (unlimited) penalty and in such form and with such surety or sureties as the person designated by the Board in his absolute discretion shall determine to be sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or the issuance of a new certificate. Any transfer agent which may be appointed by the Corporation shall be and is hereby designated as the person to make the determination whether the bond furnished meets the requirements of this Section 5 unless the Board, by resolution, shall designate some other person to do so. Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Tennessee.

         SECTION 6.FIXING OF RECORD DATES. The Board may fix, in advance, a date not less than ten (10) days prior to the date then fixed for the holding of any meeting of the shareholders as the time as of which the shareholders entitled to notice of and to vote at such meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined, and all persons who as holders or record of voting stock at such time, and no others, shall be entitled to such notice of, and to vote at such meeting or to express their consent or dissent, as the case may be. The Board may fix in advance a date not more than sixty (60) days and not less than ten (10) days prior to the date fixed for the payment of any dividends; or for the making of any distribution; or for the allotment of rights to subscribe for securities of the Corporation; or for the delivery of evidences of rights or evidence of interests arising out of any change, conversion or exchange of capital stock or other securities; as the record date for the determination of shareholders entitled to


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

receive any such dividend, distribution, allotment, rights or interests, and in such case only the shareholders of record at the time so fixed shall be entitled to receive such dividend, distribution, allotment, rights or interests.

                                   ARTICLE VII
                                     OFFICES

         SECTION 1. PRINCIPAL OFFICE. The principal office of the Corporation shall be at 7130 Goodlett Farms Parkway, Memphis, Tennessee 38018, County of Shelby, or at such other address as may be fixed by the Board.

         SECTION 2. OTHER OFFICES. The Corporation may also have an office or offices other than said principal office at such place or places, either within or without the State of Tennessee, as the Board shall from time to time determine or the business of the Corporation may require.

                                  ARTICLE VIII
                                   FISCAL YEAR

         The fiscal year of the Corporation shall be the calendar year.

                                   ARTICLE IX
                                      SEAL

         The form of seal of the Corporation shall be determined by the Board of Directors.

                                    ARTICLE X
                                  MISCELLANEOUS

         SECTION 1. REPORTS TO SHAREHOLDERS. The books of account of the Corporation shall be examined by an independent firm of public accountants at the close of each annual period of the Corporation and at such other times, if any, as may be directed by the Board. A report to the shareholders based upon such examination shall be mailed to each shareholder of the Corporation of record on such date with respect to each report as may be determined by the Board, at his address as the same appears on the stock transfer records of the Corporation. Each such report shall show the assets and liabilities of the Corporation as of the close of the annual or other period covered by the report. This report shall also show the Corporation's income and expenses from the period from the end of the Corporation's preceding fiscal year to the close of the annual or other period covered by the report, any other information which may be required by law or regulation lawfully adopted and shall set forth such other matters as the Board or such independent firm of public accountants shall determine.

         SECTION 2. SELECTION AND TERMINATION OF FIRM OF INDEPENDENT PUBLIC ACCOUNTANTS. The independent auditors and accountants for the Corporation shall be selected by the Board at a meeting held within thirty (30) days before the beginning of the fiscal year and before the Annual Meeting of Shareholders except that any vacancy occurring between Annual Meetings as a result of the resignation of the accountants may be filled by the vote of a majority of those members of the entire Board who are not salaried officers or employees of the Corporation or of any affiliate of the Corporation. Such selection shall be submitted for ratification or rejection at the next succeeding Annual Meeting of Shareholders if such meeting be held, or at the next succeeding Special Meeting of Shareholders in said fiscal year if the Annual Meeting shall not be held on the date designated in the Bylaws therefor; provided, however, that a Special Meeting of Shareholders need not be called to ratify or reject the selection by the Board of independent auditors and accountants in the above manner to fill a vacancy occurring between Annual Meeting as a result of the resignation of said auditors and accountants. The employment of such accountants shall be conditioned upon the right of the Corporation, either by the unanimous vote of the entire Board of Directors or by vote of a majority of the outstanding voting securities at any meeting called for the purpose, to terminate such employment without penalty. If the selection of accountants shall be rejected by the Shareholders or their employment be terminated by the Shareholders in the manner provided above, the vacancy so occurring may be filled by the vote of a majority of the outstanding voting securities either at the meeting at which the rejection or termination by the Shareholders occurred or, if not so filled, at a subsequent meeting which shall be called for the purpose.

                                   ARTICLE XI
                                   AMENDMENTS

         These Bylaws may be amended or repealed, in whole or in part, or new Bylaws may be adopted, by the Board of Directors at any meeting thereof by vote of a majority of the entire Board, unless a greater affirmative vote is required by the Charter; provided, however, that notice of such meeting shall have been given as provided in these Bylaws, which notice shall mention that amendment or repeal of the Bylaws, or the adoption of new Bylaws, is one of the purposes of the meeting. Any such Bylaws adopted by the Board may be amended or repealed, or new Bylaws may be adopted by vote of the shareholders of the Corporation, at any annual or special meeting thereof; provided, however, that notice of such meeting shall have been given as provided in these Bylaws, which notice shall mention that amendment or repeal of these Bylaws, or the adoption of new Bylaws, is one of the purposes of such meeting.

                                   ARTICLE XII
                      SHAREHOLDER PROPOSALS TO BE PRESENTED
                               AT ANNUAL MEETINGS

         Any proposal of a shareholder which is to be presented at any annual meeting of shareholders shall be sent so as to be received by the Corporation at its principal offices not less than one hundred twenty (120) days in advance of the date of the Corporation's proxy statement issued in connection with the previous year's annual meeting of shareholders.


December 21, 2000


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